Exhibit 99.1

Investor Contact:

The Investor Relations Group

Erika Moran/Dian Griesel, Ph.D.

Media Contact: Janet Vasquez

Phone: 212-825-3210

Unigene Announces Financial Results

For Second Quarter 2009

BOONTON, N.J. — August 10, 2009 — Unigene Laboratories, Inc. (OTCBB: UGNE, http://www.unigene.com) has reported its financial results for the quarter ended June 30, 2009.

Revenue for the three months ended June 30, 2009 was $4,297,000, compared to $4,978,000 for the three months ended June 30, 2008. Revenue for both periods primarily consisted of Fortical sales and royalties, which were $3,807,000 for the three months ended June 30, 2009, and $4,110,000 for the three months ended June 30, 2008. Fortical royalties were $1,077,000 for the three months ended June 30, 2009, compared to $1,475,000 for the three months ended June 30, 2008. Fortical sales were $2,730,000 for the three months ended June 30, 2009, compared to $2,635,000 for the three months ended June 30, 2008. Fortical sales fluctuate each quarter based upon USL’s ordering schedule. Fortical royalties fluctuate each quarter based upon the timing, pricing and volume of USL’s shipments to its customers, and Fortical net sales have declined since the launch of competitive products in December 2008.

Revenue for the six months ended June 30, 2009 was $7,488,000, compared to $9,292,000 for the six months ended June 30, 2008. Revenue for both periods primarily consisted of Fortical sales and royalties, which were $6,443,000 for the six months ended June 30, 2009, and $7,900,000 for the six months ended June 30, 2008. Fortical royalties were $2,404,000 for the six months ended June 30, 2009, compared to $2,613,000 for the six months ended June 30, 2008. Fortical sales were $4,039,000 for the six months ended June 30, 2009, compared to $5,287,000 for the six months ended June 30, 2008.

Total operating expenses were $6,645,000 for the three months ended June 30, 2009, an increase of $801,000 from $5,844,000 for the three months ended June 30, 2008.

Total operating expenses were $12,089,000 for the six months ended June 30, 2009, an increase of $384,000 from $11,705,000 for the six months ended June 30, 2008.

Net loss for the three months ended June 30, 2009 was $3,460,000, or $.04 per share, compared to a net loss of $1,201,000, or $.01 per share, for the three months ended June 30, 2008.

Net loss for the six months ended June 30, 2009 was $6,735,000, or $.07 per share, compared to a net loss of $3,055,000, or $.03 per share, for the six months ended June 30, 2008.

Cash at June 30, 2009 was $4,599,000, a decrease of approximately $3,985,000 from December 31, 2008. Accounts receivable at June 30, 2009 were $3,310,000.

Following are recent highlights and developments that will be discussed during Tuesday’s earnings call:

•

According to IMS, in April 2009, Fortical® had a 53% share of U.S. nasal calcitonin prescriptions, down from the 58% February market share. The decrease in market share is attributable to the early December launch of two products generic to the innovator product, but not to Fortical. Fortical sales and royalties increased 44% in the second quarter of 2009 as compared with the first quarter of 2009. We do not yet know the long-term effect on Fortical sales and royalties of the launch of these competing products. However, certain providers have substituted these products for Fortical, causing Fortical sales and royalties to decrease. Despite the availability of these competing products, their impact on Fortical prescriptions has been moderate to date and Fortical still remains the most frequently prescribed nasal calcitonin product in the U.S.

•

For our oral calcitonin product, we are preparing for our upcoming Phase III trial and are finalizing our efforts to enlist a corporate partner and plan to transfer financial responsibility for the program as soon as possible.

•

In May, we reported that our first patent covering our Site-Directed Bone Growth (SDBG) technology had issued. The technology, jointly invented in collaboration with Yale School of Medicine, is designed to facilitate and accelerate bone growth at precisely targeted locations in the body using a simple surgical procedure that can be performed on an outpatient basis with minimal invasiveness.

•

In May, we drew down the remaining $5 million in non-convertible notes from our largest institutional stockholder. We will need additional sources of cash, from revenue or other sources, to meet our requirements in the near-term.

Unigene will host a conference call tomorrow morning, Tuesday, August 11th at 9:00 AM EDT, to discuss its second quarter 2009 financial results and to provide a Company update. The Company invites all those interested in hearing management’s discussion to join the call by dialing (877) 407-0782 for participants in the United States and (201) 689-8567 for international participants.

UNIGENE LABORATORIES, INC.

CONDENSED BALANCE SHEETS

	June 30, 2009	December 31, 2008
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$4,598,698	$8,583,226
Accounts receivable	3,310,342	4,635,036
Inventory, net	3,168,735	3,180,019
Prepaid interest	280,000	525,000
Prepaid expenses and other current assets	4,630,095	1,994,077

Total current assets	15,987,870	18,917,358

Noncurrent inventory	3,224,516	1,649,690
Property, plant and equipment, net	3,893,206	4,023,434
Patents and other intangibles, net	2,192,113	2,064,182
Investment in joint venture	1,813,088	1,447,418
Deferred financing costs, net	360,022	385,787
Other assets	220,364	153,110

Total assets	$27,691,179	$28,640,979

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,075,818	$708,134
Accrued expenses	2,013,757	2,038,902
Current portion – deferred licensing fees	1,250,756	1,256,756
Notes payable – Levys	786,876	—
Accrued interest	393,058	—

Total current liabilities	5,520,265	4,003,792

Notes payable – Levys, excluding current portion	14,950,641	15,737,517
Note payable – Victory Park – net of discount of $1,746,469 in 2009 and $1,536,561 in 2008	17,790,737	13,463,439
Accrued interest – principally to Levys, excluding current portion	2,559,775	2,094,973
Accrued expenses, excluding current portion	277,908	370,544
Deferred licensing fees, excluding current portion	10,078,189	10,726,069
Deferred compensation	399,378	371,146
Due to joint venture partner, net of discount of $100,911 in 2009 and $129,043 in 2008	986,589	845,957

Total liabilities	52,563,482	47,613,437

Commitments and contingencies
Stockholders’ deficit:

Common Stock – par value $.01 per share, authorized 135,000,000 shares, issued and outstanding: 90,731,763 shares in 2009 and 90,195,520 shares in 2008	907,318	901,955
Additional paid-in capital	110,287,892	109,457,677
Accumulated deficit	(136,067,513)	(129,332,090)

Total stockholders’ deficit	(24,872,303)	(18,972,458)

Total liabilities and stockholders’ deficit	$27,691,179	$28,640,979

UNIGENE LABORATORIES, INC

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenue:
Product sales	$2,729,701	$2,634,687	$4,039,154	$5,287,141
Royalties	1,077,518	1,474,862	2,403,673	2,613,225
Licensing revenue	313,690	314,190	627,880	628,380
Development fees and other	175,677	554,114	417,295	763,205

	4,296,586	4,977,853	7,488,002	9,291,951

Operating expenses:
Cost of goods sold	988,565	1,511,732	1,466,935	3,101,526
Research, development and facility expenses	3,012,257	2,362,646	5,698,974	4,487,501
General and administrative	2,643,877	1,969,681	4,922,822	4,115,774

	6,644,699	5,844,059	12,088,731	11,704,801

Operating loss	(2,348,113)	(866,206)	(4,600,729)	(2,412,850)

Other income (expense):
Interest and other income	34,621	22,071	76,347	41,352
Interest expense	(1,161,808)	(355,552)	(2,227,106)	(680,364)
Loss from investment in joint venture	(50,991)	(1,552)	(116,286)	(2,643)
Gain on technology transfer to joint venture	66,176	—	132,351	—

Loss before income taxes	(3,460,115)	(1,201,239)	(6,735,423)	(3,054,505)
Income tax expense	—	—	—	—

Net loss	$(3,460,115)	$(1,201,239)	(6,735,423)	$(3,054,505)

Loss per share – basic and diluted: Net loss per share	$(0.04)	$(0.01)	$(0.07)	$(0.03)

Weighted average number of shares outstanding - basic and diluted	90,358,544	88,370,858	90,220,074	88,062,286

About Unigene

Unigene Laboratories, Inc. is a biopharmaceutical company focusing on the oral and nasal delivery of large-market peptide drugs. Due to the size of the worldwide osteoporosis market, Unigene is targeting its initial efforts on developing calcitonin and PTH-based therapies. Fortical®, Unigene’s nasal calcitonin product for the treatment of postmenopausal osteoporosis, received FDA approval and was launched in 2005. Unigene has licensed the U.S. rights for Fortical to Upsher-Smith Laboratories, worldwide rights for its oral PTH technology to GlaxoSmithKline and worldwide rights for its calcitonin manufacturing technology to Novartis. Unigene’s patented oral delivery technology has successfully delivered, in preclinical and/or clinical trials, various peptides including calcitonin, PTH and insulin. Unigene’s patented manufacturing technology is designed to cost-effectively produce peptides in quantities sufficient to support their worldwide commercialization as oral or nasal therapeutics. For more information about Unigene, call (973) 265-1100 or visit www.unigene.com. For information about Fortical, visit www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Such forward-looking statements include those which express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. We have based these forward-looking statements on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include statements about the following: general economic and business conditions, our financial condition, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human trials, our dependence on patents and other proprietary rights, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, the failure to obtain regulatory approvals for our products and other risk factors discussed in our Securities and Exchange Commission filings. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors.